6135 NW 167 Street
Suite E –15
Miami Lakes, FL 33015
Tel 305-819-2500
Fax 305-819-0900
Website: www.globalresourcepartners.com
E mail: mail@globalresourcepartners.com

LIMITED ENGAGEMENT AGREEMENT

This Limited Engagement Agreement, dated the 8th day of February, 2012, is made and entered by and between Neurologix, Inc., (together with its affiliates and related entities, hereafter, collectively, "the Company"), having a place of business at One Bridge Plaza Fort Lee, NJ 07024, and Global Resource Partners, Inc. ("Consultant"), having a place of business at 6135 NW 167 Street Suite E-15 Miami Lakes, Florida. 33015.

1. **Retention and Mandate**—The Company hereby retains Consultant, on a non-exclusive basis, to act as the Company's consultant and financial advisor covering services more specifically defined herein and only for the Term, as defined in Section 4 herein, for the purposes of providing the Company financial and strategic advice with a commencement date of February 10, 2012.

2. **Consultant's Services**—The professional services which Consultant shall provide the Company commencing on February 10, 2012 shall include financial advisory services as are customary and appropriate in transactions similar to that undertaken by the Company and other services as Company requests, including, but not be limited to, the following:

   a) Provide consulting services similar in nature and scope to that of the Company's Acting Chief Financial Officer;

   b) Assist the Company in the preparation of financial models and other similar confidential information schedules to be used by the Company's management to define corporate and financial strategies;

   c) Assist and interact with the Company and its shareholders, attorneys, accountants and advisors in order to complete all the requirements needed to accomplish Company's objectives, as the Company shall determine; and

   d) Assist the Company with its capital sourcing objectives.

3. **Consultant's Compensation and Basis for its Fee:**

   a) **Base Fee**—The base fee for the services described in Section 2, is $15,000 per month.

   b) **Reduced Fee**—Consultant agrees to reduce the base fee to $10,000 per month (the "Monthly Fee"). Said Monthly Fee shall be due and payable by the Company in favor of Consultant on the 1st day of every month for the period this Agreement is in effect.

   The Company and Consultant specifically agree that the fee to be paid by the Company in favor of Consultant pursuant to this provision shall remain in full force and legal effect; shall be honored by the Company during and while the agreement between the Company and the Consultant shall remain in existence, be valid, in effect and not terminated or cancelled by either party. This provision shall specifically survive the termination of this

Fee Agreement and said survival shall apply, extend, cover and include any and all term extensions, options and/or renewals to the Company's agreement with the Party. Any fee earned, due and owing Consultant by the Company pursuant to this provision shall be paid in full by the Company in favor of Consultant within five (5) business days from each and every date on which the Company receives any consideration from the Party.

c) **Expenses**—In the event that Consultant is to travel on behalf of the Company, then the Company shall be responsible for and shall pay for all of Consultant's (pre-approved by the Company) directly-related and necessary out-of-pocket expenses, including, but not limited to, coach travel and lodging, meals, long-distance, toll charges, FedEx and similar courier charges and other similar out-of-pocket expenses.

ALL such expenses shall have been pre-approved by the Company. Periodically, Consultant shall submit to the Company an expense report covering said out-of-pocket expenses incurred by Consultant and the Company shall promptly reimburse Consultant in full within five (5) days from the Company having received said expense report (s).

4. **Term**—The term of this Agreement shall commence on the date in which the parties hereto sign and exchange this Agreement. This Agreement shall remain in effect month-to-month and shall be extended automatically until the end of each month until notice of termination has been tendered to Consultants with five (5) day written notice. This time period, and any extension to it, will be referred to herein as the "Term".

Termination of this Agreement shall not have any legal effect whatsoever on Consultant's right to be paid the full amount of its fee, or any portion thereof and/or the Company's continuing obligation to pay Consultant it's Fee (with consideration the Fee, or any part thereof has been earned by Consultant), as provided for in this Agreement.

5. **Consultant's Relationship to the Company**—Consultant is an "independent contractor" providing services to the Company and is not an agent of the Company. Consultant agrees that nothing in this Agreement shall be deemed in any way to imply that Consultant is an employee, partner, joint venture, member, director or agent of the Company.

6. **Indemnification**—Consultant and the Company agree to indemnify and hold each other harmless from and against any and all losses, claims, damages or liabilities, joint or several, to which any such party may become subject to under any statute or the common law or otherwise, any amount paid in settlement of any claim, action or proceeding commenced or threatened, and any and all expenses incurred in connection with investigating or defending any such claim, action or proceeding as and when incurred, insofar as such losses, claims, damages, liabilities, actions, proceedings or expenses arise out of or are based upon any of the matters which are the subject of this Agreement, except that no party shall be so indemnified by the other party to the extent that any such losses, claims, damages, liabilities, actions, proceedings or expenses arise out of such party's recklessness or gross negligence in connection with the performance of such party's

obligations hereunder.

7. **Miscellaneous Provisions**:

   a) The parties hereto acknowledge, understand and agree that the services offered by Consultant are those of an independent contractor acting solely in a consulting capacity.

   b) The parties hereto warrant and represent one to the other that the respective officer who executes and delivers this Agreement is vested with and has the adequate, proper and legally binding corporate authority to execute and deliver this Agreement on behalf of the respective party to be charged, and in so doing, they formally and legally and respectively bind the Company and Consultant to strictly and timely abide by and comply with the terms hereof.

   c) This Agreement is the sole and entire agreement between the parties and no modification shall be binding unless attached hereto and signed by each party to the Agreement. No representations, promises, or inducements not included in this Agreement shall be binding on any party hereto.

   d) This Agreement will be governed and enforced in all respects by and in accordance with the applicable laws of the State of Florida, without regard to principles or conflicts of laws. And, if any disagreement among the parties hereto should arise, it will be resolved by the state or federal courts sitting and having jurisdiction in Florida.

   e) This Agreement shall inure to the benefit of the respective successors and assigns of the parties hereto.

   f) Time is of the essence with respect to all dates appearing in this Agreement and the strict compliance by the parties thereto to those dates.

   g) Should a dispute arise under this Compensation Agreement, either party may request mediation prior to the institution of legal proceedings to resolve such dispute, in which case the parties shall proceed to mediation and use their best efforts to resolve the dispute. In the event that litigation should ensue and a lawsuit is brought to enforce or defend the terms hereof or any provision hereof, the prevailing party shall be entitled to recover as reimbursement from the other party (and the non-prevailing party hereby agrees to and shall pay all of the prevailing party's attorneys' fees and all court costs and expenses resulting therefrom, inclusive of all of the prevailing party's attorneys' fees and all court costs and expenses incurred at all appellate levels, if any.

   h) **Payments**—All fee payments, including expense reimbursements from the Company in favor of Consultant, shall be made in US Dollars with Global Resource Partners, Inc. as

payee. If electronic wire transfer is a convenient or preferred mode of payment, Consultant will provide Company with the necessary information.

The parties hereto agree to be bound by the provisions set forth herein as of the date first written above.

Kindly review the foregoing, and should you be in agreement with its content, please sign, date and return an executed copy hereof to the attention of the undersigned at your earliest convenience. We look forward to working with the Neurologix team in assisting you to exceed the Company's financial and strategic objectives.

Sincerely,

Global Resource Partners, Inc.

By: ______________________

Gerard Coombs,
Vice President
"Consultant"

Accepted and agreed to on this __ day of February, 2012

Neurologix, Inc.

By: ______________________

Mr. ____________________
CEO
of "the Company"
Authorized signatory

payee. If electronic wire transfer is a convenient or preferred mode of payment, Consultant will provide Company with the necessary information.

The parties hereto agree to be bound by the provisions set forth herein as of the date first written above.

Kindly review the foregoing, and should you be in agreement with its content, please sign, date and return an executed copy hereof to the attention of the undersigned at your earliest convenience. We look forward to working with the Neurologix team in assisting you to exceed the Company's financial and strategic objectives.

Sincerely,

Global Resource Partners, Inc.

By: ____________________

Gerard Coombs,
Vice President
"Consultant"

Accepted and agreed to on this 14 day of February, 2012

Neurologix, Inc.

By: ____________________

Mr. Reginald L Hardy

of "the Company"
Authorized signatory

GRP